UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2017

Universal Infotainment Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-154227	80 018 7018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4728 W CEPA LN, TUCSON, AZ	85741
(Address of Principal Executive Offices)	(Zip Code)

630-470-9537

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 4, 2010, Emanuel Pavlopoulos resigned as Chairman of the Board and from the board of directors of the Universal Infotainment Systems Corporation (the “Company”). Emanuel’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective June 4, 2010, Nour Lawand resigned as Chief Operating Officer and from the board of directors of the Company. Nour’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective June 4, 2010, George Pavlopoulos became the President, Chief Executive Officer and a director of the Company, Nancy Pavlopoulos became a director of the Company and Mr. James Clark Beattie became the Vice President of the Company.

Mr. George Pavlopoulos, President and CEO

Mr. Pavlopoulos’ strengths offer the UiS Product line his personal “on hand” experience, from ground level Software application design in addition to completion of the unique proprietary Hardware design and implementation of such, at the Manufacturing and Production levels.

Experienced in the development and implementation of the UiS Infotainment and Stealthcom Aegis Technologies, which are beyond the best known GPS assisted technology and the Secure Phone products in the market today. No stranger to being fully and wholeheartedly involved in the family product and business from a very young age, Mr. Pavlopoulos has spent the last ten years working with the development of the UiS Technology both in Software and “on hands” production of the UNS Proprietary Hardware design at the UiS Labs ME and as of last year with the Sofia Development team heading the development stages of the Aegis Secure phone technologies.

Mr. Pavlopoulos’ complete knowledge of the products and their applications offers a definitive “plus” which compliments all Management of UISC globally.

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Mr. James Clark Beattie, Vice President

Mr. Beattie brings to UISC his extensive experience in the Spatial and GIS fields including extensive international contacts for developing business partners and distribution. well versed and experienced in Corporate Structuring and Technical Services dealing in most phases of Computer Engineering.

Former director of DBM Computers which conducted GIS services (2000-2001), Vice President of Geosolutions, which provided GIS services and consulting (1988 – 1999), Vice President of Linnet Geomatics International, which provided GIS services and consulting (1980 – 1987)

PAST EXPERIENCE Data Infrastructure, Strategic Planning for GIS, Data Conversion Systems, Reference Mapping Technology, GIS for Municipal Government, business process modeling, Cadastral Mapping Projects, effectiveness audits of government programs, feasibility studies & implementation plans for Geographic Information Systems.

He is a registered professional engineer and is a former Chairman of the Geomatics Industry Association of Canada.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Infotainment Systems Corporation

December 12, 2017	By:	/s/ George Pavlopoulos
	Name:	George Pavlopoulos
	Title:	President

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